Exhibit 5.1

ELLENOFF GROSSMAN& SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

April 15, 2022

Biotech Acquisition Company

545 West 25th Street, 20th Floor

New York, NY 10001

Re: Registration Statement on Form S-4 (File No. 333-263577)

Ladies and Gentlemen:

We have acted as special counsel to Biotech Acquisition Company, a Cayman Islands exempted company (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger, dated effective as of November 8, 2021 (the “Merger Agreement”), by and among (i) the Company, (ii) Blade Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, (iii) Biotech Sponsor LLC, a Delaware limited liability company, (iv) Blade Therapeutics, Inc., a Delaware corporation, and (v) Jean-Frédéric Viret, in the capacity from and after the Closing as the representative for the Earnout Participants (as defined in the Merger Agreement). Such transactions include the Company’s deregistration under Section 206 of the Cayman Islands Companies Act (As Revised) and a domestication to a Delaware corporation under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which the Company’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”). Following the Domestication, the Company will be renamed “Blade Biotherapeutics, Inc.” We refer to the post-Domestication Delaware entity as the Successor.

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (a) shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), issuable to the holders of outstanding Class A and Class B ordinary shares of the Company that will convert by operation of law upon Domestication, (b) warrants to purchase shares of Common Stock (the “Warrants”), which at the Domestication will be issued to the current holders of the Company’s outstanding warrants currently exercisable to purchase Class A ordinary shares of the Company, (c) shares of Common Stock underlying outstanding options to purchase shares of Common Stock of the Blade which will convert on the Domestication into options to purchase common stock of the Company (the “Option Shares”), (d) warrants to purchase shares of Common Stock, which at the Domestication will be issued to the current holders of the Company’s outstanding warrants currently exercisable to purchase Class A ordinary shares of the Company that were issued in the Company’s prior private transactions (the “Private Warrants”), (e) shares of Common Stock to be issued by the Successor pursuant to the Merger Agreement and (f) shares of Common Stock to be issued by the Successor pursuant to the Merger Agreement if certain milestones are achieved by the Successor as further described in the Registration Statement (the “Earnout Shares”). Pursuant to the Domestication, all outstanding securities of the Company will automatically become securities of the Successor by operation of law.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to effecting the Domestication and prior to the issuance of the securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Domestication and the Merger Agreement; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

B. The Certificate of Incorporation of the Company to be adopted upon Domestication (the “Interim Charter”), in the form thereof annexed to the Registration Statement, without alteration or amendment (other than the execution thereof and identification of the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Interim Charter will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Interim Charter; and

C. Prior to the issuance of any of the securities described herein (the “Securities”) by the Company pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the shareholders of the Company will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the shares of Common Stock and Earnout Shares will be validly issued, fully paid and non-assessable.

2. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the Warrants and the Private Warrants will be legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants; (e) with respect to the shares of Common Stock underlying the Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, of the Company and/or adjustments to outstanding securities of the Company, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

3. Upon the effectiveness of the Registration Statement, and when issued in the matter and on the terms described in the Registration Statement and the Merger Agreement, the Options Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP